UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

GANNETT CO., INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 30, 2009, Gannett Co., Inc. reported its preliminary consolidated financial results for the fourth quarter ended December 28, 2008.   A copy of this press release is furnished with this report as an exhibit.

The preliminary results, however, do not include non-cash charges to be recorded in the quarter, which have not yet been finalized, for the impairment of goodwill, other intangible assets and certain other assets. The non-cash charges are expected to total in the range of $5.1 billion to $5.9 billion on a pre-tax basis and $4.5 billion to $5.2 billion on an after-tax basis. Earnings per share will be reduced in the quarter due to the charges but the charges will not impact the company’s operating cash flow.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: January 30, 2009	By:	/s/George R. Gavagan

George R. Gavagan
Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Gannett Co., Inc. Earnings Press Release dated January 30, 2009.